================================================================================

                    EXHIBIT 32: Rule 13a-14(b) Certifications
                    -----------------------------------------


The undersigned officers certify that this report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, and that the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of Medical Technology & Innovations, Inc.

A signed original of this written statement required by Section 906 has been provided to Medical Technology & Innovations, Inc. and will be retained by Medical Technology & Innovations, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

January 8, 2007                        /s/ Jeremy Feakins
                                       -----------------------------------------
                                       Jeremy Feakins (Chief executive officer)

January 8, 2007                        /s/ Jennifer Herman
                                       -----------------------------------------
                                       Jennifer Herman (Chief financial officer)

























--------------------------------------------------------------------------------